United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$43,687,020
Unrealized Gain (Loss) on Market Value of Futures	28,616,290
Interest Income	833,839
ETF Transaction Fees	13,000
Total Income (Loss)	$73,150,149

Expenses
Investment Advisory Fee	$226,796
K-1 Tax Expense	87,000
Brokerage Commissions	45,942
SEC & FINRA Registration Expense	21,739
NYMEX License Fee	15,096
Non-interested Directors' Fees and Expenses	11,888
Prepaid Audit Fees	6,667
Total Expenses	$415,128
Net Gain (Loss)	$72,735,021

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/08	$460,858,625
Additions (3,700,000 Units)	153,973,209
Withdrawals (3,900,000 Units)	(162,683,870)
Net Gain (Loss)	72,735,021

Net Asset Value End of Period	$524,882,985
Net Asset Value Per Unit (11,500,000 Units)	$45.64

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502